                                                                      Exhibit 11

              Continental Medical Systems, Inc. and Subsidiaries
                       Computation of Earnings per Share

                                                                          Three Months Ended         Six Months Ended
                                                                             December 31,               December 31,
                                                                           1994          1993         1994         1993
                                                                        ----------------------     ---------------------
                                                                              (In thousands, except per share data)
Primary:

   Shares outstanding at beginning of period                              38,383        37,168       38,359       36,935
   Weighted average shares issued pursuant to:
      Employee benefit plans                                                  22            56           41          107
      Acquisition agreements                                                 130           220           92          244
   Dilutive effect of outstanding stock options                                            319          152          252
   Contingent shares issuable pursuant to acquisition
      agreements                                                                           601          392          608
                                                                        --------      --------     --------     --------
   Weighted average number of shares and equivalent
      shares outstanding                                                  38,535        38,364       39,036       38,146
                                                                        ========      ========     ========     ========

   Net income (loss)                                                    $ (5,669)     $  3,788     $     92     $ 11,361
   Additional goodwill amortization from contingent
      shares issuable pursuant to acquisition agreements                       0           (44)         (44)         (88)
                                                                        --------      --------     --------     --------
   Adjusted net income (loss) used in primary calculation               $ (5,669)     $  3,744     $     48     $ 11,273
                                                                        ========      ========     ========     ========

   Net income (loss) per share and equivalent share                     $  (0.15)     $   0.10     $   0.00     $   0.30
                                                                        ========      ========     ========     ========

Fully Diluted:

   Weighted average number of shares and equivalent
      shares used in primary calculation                                  38,535        38,364       39,036       38,146
   Additional dilutive effect of stock options                                                                        31
   Additional dilutive effect of contingent shares issuable
         pursuant to acquisition agreements                                                             276
   Assumed conversion of dilutive convertible debentures                                   234          234          234
                                                                        --------      --------     --------     --------

   Fully diluted weighted average number of shares and
      equivalent shares outstanding                                       38,535        38,598       39,546       38,411
                                                                        ========      ========     ========     ========


   Net income (loss) used in primary calculation                        $ (5,669)     $  3,744     $     48     $ 11,273
   Adjustment for interest expense, net of related income
      tax benefits                                                                          23            1           46
                                                                        --------      --------     --------     --------

   Adjusted net income (loss) used in fully diluted calculation         $ (5,669)     $  3,767     $     49     $ 11,319
                                                                        ========      ========     ========     ========

   Fully diluted net income (loss) per share and equivalent share       $  (0.15)     $   0.10     $   0.00     $   0.29
                                                                        ========      ========     ========     ========